Exhibit 99.2

# LOWE'S Q1 2020 RESULTS

"Our highest priority remains the health and safety of our associates and community, and we have demonstrated that commitment in the first quarter through an investment of $340 million, including support for healthcare workers and first responders. I am tremendously proud of our associates and how they rose to meet the challenges of this global health crisis, and have continued to serve their communities, providing our customers with the essential products and services they need to keep their homes safe and functional, and their businesses running."

*- Marvin R. Ellison, Lowe's President and CEO*

## FINANCIAL HIGHLIGHTS

**$19.7B** IN SALES +10.9%

**+12.3%** U.S. COMP SALES

**33.10%** GROSS MARGIN +164 basis points

**10.12%** OPERATING MARGIN +213 basis points

**$1.76** DILUTED EPS +35%

**$1.77** ADJ. DILUTED EPS[1] +45%

1 Adjusted Diluted EPS is a non-GAAP financial measure. Refer to Lowes.com/investor for a reconciliation of non-GAAP measures.

## U.S. COMPARABLE SALES SUMMARY

### TRANSACTIONS/TICKET

COMP TRANSACTIONS +1.6%

COMP AVERAGE TICKET +9.6%

### LOWES.COM

SALES GROWTH +80%

### COMP SALES BY TICKET SIZE



>$500
+3.3%
$50-500
+18.9%
<$50
+2.2%

### U.S. MONTHLY COMP PERFORMANCE



2020
2019
+5.1%
-0.9%
FEBRUARY
+8.9%
+4.0%
MARCH
+20.4%
+8.0%
APRIL

## MERCHANDISING DEPARTMENT PERFORMANCE

Positive comps in **14** of **15** merchandising departments.

ABOVE COMPANY AVERAGE

PAINT · LAWN & GARDEN · LUMBER · HARDWARE · TOOLS · APPLIANCES



Positive comps in **ALL** 15 U.S. regions

## INVESTED $340 MILLION IN Q1 TO SUPPORT OUR ASSOCIATES AND COMMUNITIES IN RESPONSE TO THE COVID-19 PANDEMIC

Shifted our focus from running a business to achieve our financial plan to functioning as an essential retailer operating in a global pandemic with three key priorities:

1. Creating a safe store environment for our associates and customers
2. Providing support for our community, including health care providers and first responders
3. Financially supporting our associates during this unprecedented time

## CUSTOMER SERVICE SCORES IMPROVED FOR THE FIFTH CONSECUTIVE QUARTER

## BRAND INTRODUCTIONS IN 2020

- **ARIENS® outdoor power equipment**
- **HONDA® outdoor power equipment**
- **REJUVENATE® floor cleaning products**
- **SIMPSON STRONG-TIE® structural building hardware**
- **YETI® premium coolers and related accessories**

2 All brands are property of their respective owners.

## Q1 2020 Reconciliation of Non-GAAP Measures

Management of Lowe's Companies, Inc. (the Company) uses the non-GAAP financial measure adjusted diluted earnings per share and considers it to be an important supplemental measure of the Company's performance, as further outlined below. Management also believes that this non-GAAP financial measure provides additional insight for analysts and investors in evaluating the Company's financial and operating performance. This non-GAAP financial measure should not be considered an alternative to, or more meaningful indicator of, the Company's diluted earnings per share as prepared in accordance with GAAP. The Company's methods of determining this non-GAAP financial measure may differ from the method used by other companies for this or similar non-GAAP financial measures. Accordingly, this non-GAAP financial measure may not be comparable to measures used by other companies.

The Company has provided the non-GAAP financial measure of adjusted earnings per share for comparing its operating performance for the three months ended May 1, 2020, with the respective period ended May 3, 2019. This measure excludes the impacts of certain discrete items, as further described below, not contemplated in Lowe's Business Outlook to assist the user in understanding performance relative to that Business Outlook for the first quarter of fiscal 2020 and fiscal 2019. Lowe's believes this measure is useful in helping understand actual performance relative to the original Business Outlook, as well as performance between fiscal periods.

*Fiscal 2020 Impacts*
For fiscal 2020, the Company has recognized financial impacts from the following discrete items, not contemplated in the Company's Business Outlook for the first quarter of fiscal 2020:

- Beginning in the third quarter of fiscal 2019, the Company began a strategic review of its Canadian operations, and in the fourth quarter of fiscal 2019, the Company announced additional actions to improve future performance and profitability of its Canadian operations. As a result of this review and related actions, in the first quarter of fiscal 2020, the Company recognized $9 million of pre-tax operating costs related to severance and other costs (2019 Canada restructuring).

*Fiscal 2019 Impacts*
During fiscal 2019, the Company recognized financial impacts from the following discrete items, not contemplated in the Company's Business Outlook for the first quarter of fiscal 2019:

- Prior to the beginning of fiscal 2019, the Company announced its intention to exit its Mexico retail operations and had planned to sell the operating business. However, in the first quarter of fiscal 2019, after an extensive market evaluation, the decision was made to instead sell the assets of the business. That decision resulted in an $82 million tax benefit in the first quarter, which was partially offset by $12 million of pre-tax operating losses associated with the exit and ongoing wind-down of the Mexico retail operations (Mexico adjustments).

The following provides a reconciliation of the Company's non-GAAP financial measure to the most directly comparable GAAP financial measure:

| | Three Months Ended | | | | | |
|---|---|---|---|---|---|---|
| | May 1, 2020 | | | May 3, 2019 | | |
| **Adjusted Diluted Earnings Per Share** | Pre-Tax Earnings | Tax [1] | Net Earnings | Pre-Tax Earnings | Tax [1] | Net Earnings |
| **Diluted Earnings Per Share, As Reported** | | | **$ 1.76** | | | **$ 1.31** |
| 2019 Canada restructuring | 0.01 | — | 0.01 | — | — | — |
| Mexico adjustments | — | — | — | 0.01 | (0.10) | (0.09) |
| **Adjusted Diluted Earnings Per Share** | | | **$ 1.77** | | | **$ 1.22** |

[1] *Represents the corresponding tax benefit or expense related to the item excluded from adjusted diluted earnings per share.*